As filed with the Securities and Exchange Commission on July 20, 2007

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

hhgregg, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-8819207
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4151 East 96th Street, Indianapolis, Indiana 46240

(Address of Principal Executive Offices) (Zip Code)

hhgregg, Inc.

2005 STOCK OPTION PLAN

2007 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Jerry W. Throgmartin

Chief Executive Officer

hhgregg, Inc.

4151 East 96th Street

Indianapolis, Indiana 46240

(Name and address of Agent for Service)

(317) 848-8710

Telephone Number, Including Area Code, of Agent for Service

Copy to:

Ann F. Chamberlain, Esq.

BINGHAM MCCUTCHEN LLP

399 Park Avenue

New York, NY 10022

(212) 705-7000

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, $.0001 par value	6,978,666	$13.00	$90,722,658.00	$2,785.19

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of (a) $6.78 the weighted average exercise price of the 3,978,666 shares subject to outstanding stock option grants under the 2005 Stock Option Plan at prices ranging from $5.00 to $10.00, and (b) the initial public offering price of $13.00 per share of the Registrant’s common stock for the 3,000,000 shares issuable under the 2007 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by hhgregg, Inc. (the “Registrant”) with the SEC are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s prospectus filed pursuant to 424(b)(4); and

(b)	The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on July 16, 2007 including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

hhgregg, Inc.

Attn: Investor Relations

4151 East 96th Street

Indianapolis, Indiana 46240

(317) 848-8710

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts or Counsel.

The validity of the securities registered hereby is being passed upon for us by Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022. Certain partners and employees of Bingham McCutchen LLP are limited partners in a partnership that is a limited partner of the Freeman Spogli investment fund that owns equity interests in us.

Item 6.	Indemnification of Directors and Officers.

Our Certificate of Incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, or DGCL.

Article VII of our Certificate of Incorporation provides:

Our company, to the full extent permitted by Section 145 of the DGCL as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. It further provides that expenses (including attorneys fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding or to which the officer or director may be entitled to indemnification hereunder shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized by our certificate of incorporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions of our certificate of incorporation, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of its appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We will pay for or reimburse reasonable expenses incurred by a director and may pay for or reimburse reasonable expenses incurred by an officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon (i) receipt of a written affirmation of the director’s or officer’s good faith belief that the director or officer has met the standard of conduct prescribed by Delaware law; (ii) receipt of an undertaking of the director or officer to repay the amount paid by us if it is ultimately determined that the director or officer is not entitled to indemnification by us and (iii) a determination that the facts then known to those making the determination would not preclude indemnification under the DGCL.

In addition, we have entered into customary indemnity agreements with each of our directors and executive officers.

There is no pending litigation or proceeding involving any of our directors, officers, employees or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1*	2005 Stock Option Plan, dated March 8, 2005.

4.2*	Amendment No. 1 to 2005 Stock Option Plan dated April 12, 2007.

4.3*	hhgregg, Inc. 2007 Equity Incentive Plan.

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1).

23.2	Consent of KPMG, LLP.

24.1	Power of Attorney (included in signature page to Registration Statement).

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-142181)

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of July, 2007.

HHGREGG, INC.

By:	/s/ Jerry W. Throgmartin
Jerry W. Throgmartin, Chief Executive Officer

By:	/s/ Donald J.B. Van der Wiel
Donald J.B. Van der Wiel, Principal Financial and Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jerry W. Throgmartin and John M. Roth his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following:

Signature	Title	Date

/s/ Jerry W. Throgmartin	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2007
Jerry W. Throgmartin

/s/ Donald J.B. Van der Wiel	Chief Financial Officer (Principal Financial and Accounting Officer)	July 20, 2007
Donald J.B. Van der Wiel

/s/ Dennis L. May	President and Chief Operating Officer and Director	July 20, 2007
Dennis L. May

Signature	Title	Date

/s/ Lawrence P. Castellani	Director	July 20, 2007
Lawrence P. Castellani

/s/ Benjamin D. Geiger	Director	July 20, 2007
Benjamin D. Geiger

/s/ John M. Roth	Director	July 20, 2007
John M. Roth

/s/ Charles P. Rullman	Director	July 20, 2007
Charles P. Rullman

/s/ Michael L. Smith	Director	July 20, 2007
Michael L. Smith

/s/ Peter M. Starrett	Director	July 20, 2007
Peter M. Starrett

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	2005 Stock Option Plan, dated March 8, 2005.

4.2*	Amendment No. 1 to 2005 Stock Option Plan dated April 12, 2007.

4.3*	hhgregg, Inc. 2007 Equity Incentive

5.1	Opinion of Bingham McCutchen LLP as to the legality of the securities being registered.

23.1	Consent of Bingham McCutchen LLP (included in Exhibit 5.1)

23.2	Consent of KPMG, LLP.

24.1	Power of Attorney (included in signature page to Registration Statement).

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-142181).